UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 1, 2021

Date of Report (Date of earliest event reported)

SHAKE SHACK INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36823	47-1941186
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

225 Varick Street, Suite 301 New York, New York	10014
(Address of principal executive offices)	(Zip Code)

(646) 747-7200

(Registrant's telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act

Title of Each class	Trading symbol(s)	Name of Exchange on which registered
Class A Common Stock, par value $0.001	SHAK	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On March 1, 2021, Shake Shack Inc. (the “Company”) issued a press release announcing that the Company intends to offer, subject to market conditions and other factors, $225 million aggregate principal amount of the Company’s convertible senior notes due 2028 (the “Notes”) in a private offering exempt from registration under the Securities Act of 1933, as amended.

In order to permit the incurrence of the Notes, on March 1, 2021, SSE Holdings, LLC (the “Borrower”), a subsidiary of the Company, and certain of the Borrower’s subsidiaries as guarantors thereunder, entered an amendment (the “Second Amendment”) to its revolving credit facility (the “Revolving Credit Facility”) under the credit agreement, dated as of August 2, 2019 (as amended from time to time, the “Credit Agreement”), with Wells Fargo Bank, National Association, as administrative agent, and the lenders party thereto. The Second Amendment modifies the applicable covenants and restrictions in the Credit Agreement to permit the incurrence of the Notes, including obligations and transactions in connection therewith. In addition, the Second Amendment, among other things, (i) extends the period applicable to the increased interest rate margin as set forth in the first amendment to the Credit Agreement; (ii) shortens the maturity date of the Revolving Credit Facility from August 2024 to September 2022 and (iii) adds mechanics relating to the transition from the use of LIBOR to SOFR upon the discontinuance or unavailability of LIBOR. The Company has no outstanding indebtedness under the Revolving Credit Facility.

The foregoing summary of the Second Amendment is not intended to be complete and is qualified in its entirety by reference to the full text of the Second Amendment, which is expected to be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarterly period ending March 25, 2021.

Item 8.01 Other Events.

A copy of the press release issued in connection with the offering of the Notes is furnished as Exhibit 99.1 to this Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Exhibit Description
99.1	Press Release, dated March 1, 2021
104	Cover Page Interactive Data File

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Shake Shack Inc.
(Registrant)

	By:	/s/ Ron Palmese
Ron Palmese
Date: March 1, 2021		Senior Vice President and General Counsel